                                                                     EXHIBIT 4.3

                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of May 22, 2003, among GREY WOLF, INC., a Texas corporation (the "COMPANY"), the Guarantors under the Indenture referred to below (the "GUARANTORS"), and JPMorgan Chase Bank, a New York banking corporation, as trustee under the Indenture referred to below (the "TRUSTEE").

                              W I T N E S S E T H :

         WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "INDENTURE"), dated as of May 7, 2003, providing for the issuance of an aggregate principal amount of up to $187,500,000 (including the Initial Purchaser's option to purchase $37,500,000 of additional Notes) of 3.75% Contingent Convertible Senior Notes due 2023 (the "SECURITIES");

         WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture or the Securities without the consent of the Securityholders (i) to cure any ambiguity, omission, defect or inconsistency and (ii) to make any other change that does not adversely affect the rights of Securityholders;

         WHEREAS, Section 9.01 of the Indenture further provides that any amendment made within fifteen (15) days of the date of the Indenture solely to conform the Indenture to the description of the Securities contained in the Offering Memorandum will not be deemed to adversely affect the interests of the Securityholders; and

         WHEREAS, the Company, the Guarantors and the Trustee have identified certain matters constituting ambiguities, omissions, defects, inconsistencies or other changes not adversely affecting the Securityholders (or deemed as such under Section 9.01 of the Indenture) which they desire to cure by amendment to the Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee hereby amend the Indenture and the form of Note attached thereto as follows:

         1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture and the form of Note.

         (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture and the form of Note; and (ii) the words "HEREIN," "HEREOF" and "HEREBY" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Amendment to Section 11.07. Section 11.07 of the Indenture is hereby amended to conform to the Offering Memorandum by deleting Section 11.07 in its entirety and by replacing it with the following revised Section 11.07:

         "Section 11.07. Release of Guarantor.

         Upon the sale or other transfer of all of the Capital Stock of a Guarantor to any Person that is not an Affiliate of the Company in compliance with the terms of this Indenture (including, without limitation, Section 11.04 hereof) and in a transaction that does not result in a Default or an Event of Default being in existence or continuing immediately thereafter, such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Indenture without any further action required on the part of the Trustee or any Holder; provided that any such release or discharge shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Obligations of the Company, or any other Subsidiary of the Company, shall also be released or discharged upon such sale or other transfer. The Trustee shall deliver at the expense of the Company an appropriate instrument or instruments evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.07 and the other applicable provisions of this Indenture."

         3. Amendment to Form of Note. The second grammatical paragraph of numbered paragraph 1. of the form of Note attached to the Indenture, which paragraph is entitled "Interest," is hereby amended to conform to the Offering Memorandum by deleting such second grammatical paragraph and by replacing it with the following revised paragraph:

         "The Company shall pay contingent interest to the Holders during any six-month period (a "CONTINGENT INTEREST PERIOD") from May 7 to November 6 and from November 7 to May 6, commencing May 7, 2008, if the average Security Trading Price for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the applicable Contingent Interest Period equals $1,200 or more. The Security Trading Price, in any such instance, shall be determined no later than the second Trading Day immediately preceding the first day of the applicable Contingent Interest Period by the Conversion Agent acting as calculation agent in the manner set forth in Section 10.01 of the Indenture within the definition of "Security Trading Price." The amount of contingent interest payable per $1,000 principal amount of Notes in respect of any Contingent Interest Period shall equal 0.50% per annum. The Company will pay contingent interest, if any, in the same manner as it will pay interest as described above."

To implement the amendment contemplated in this paragraph 3 of this Supplemental Indenture, the form of Note attached to the Indenture as Exhibit A-1 is hereby replaced in its entirety with the revised form of Note attached to this Supplemental Indenture as Exhibit A-1.

         4. Replacement Notes. Upon the written request of the Holders, the Company will issue replacement Notes which shall, thereafter, be the Notes issued under the Indenture for all purposes.

         5. Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                     THE COMPANY:

                                     GREY WOLF, INC.

                                     By:  /s/ DONALD J. GUEDRY, JR.
                                     Name: Donald J. Guedry, Jr.
                                     Title: Vice President and Treasurer

                                     THE TRUSTEE:

                                     JPMORGAN CHASE BANK

                                     By: /s/ DENNIS J. ROEMLEIN
                                     Name: Dennis J. Roemlein
                                     Title: Vice President

                                     THE GUARANTORS:


                                     DI/PERFENSA, INC.

                                     By:  /s/ DONALD J. GUEDRY, JR.
                                     Name: Donald J. Guedry, Jr.
                                     Title: Vice President and Treasurer


                                     DI ENERGY, INC.

                                     By:  /s/ DONALD J. GUEDRY, JR.
                                     Name: Donald J. Guedry, Jr.
                                     Title: Vice President and Treasurer


                                     GREY WOLF DRILLING COMPANY L.P.

                                     By:  /s/ DONALD J. GUEDRY, JR.
                                     Name: Donald J. Guedry, Jr.
                                     Title: Vice President and Treasurer


                                     GREY WOLF INTERNATIONAL, INC.

                                     By:  /s/ DONALD J. GUEDRY, JR.
                                     Name: Donald J. Guedry, Jr.
                                     Title: Vice President and Treasurer


                                     GREY WOLF HOLDINGS COMPANY

                                     By:  /s/ DONALD J. GUEDRY, JR.
                                     Name: Donald J. Guedry, Jr.
                                     Title: Vice President and Treasurer

                                     GREY WOLF LLC

                                     By:  /s/ DONALD J. GUEDRY, JR.
                                     Name: Donald J. Guedry, Jr.
                                     Title: Vice President and Treasurer


                                     MURCO DRILLING CORPORATION

                                     By:  /s/ DONALD J. GUEDRY, JR.
                                     Name: Donald J. Guedry, Jr.
                                     Title: Vice President and Treasurer

                                                                     EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

         THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $1000 PER $1000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS MAY 7, 2003 AND THE COMPARABLE YIELD IS 9.0% PER ANNUM. HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: GREY WOLF, INC., 10370 RICHMOND AVENUE, SUITE 600, HOUSTON, TEXAS 77042, ATTN.: CHIEF FINANCIAL OFFICER, SUCH INFORMATION TO BE MADE AVAILABLE, BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY UPON REQUEST.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO GREY WOLF, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
ARTICLE 2 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY, AND THE COMMON STOCK DELIVERABLE UPON CONVERSION HEREOF OR UPON PURCHASE OF THIS SECURITY BY THE COMPANY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                                   A-1, Page 1

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                                   A-1, Page 2

                                 GREY WOLF, INC.

               3.75% Contingent Convertible Senior Notes Due 2023

No.:                                             CUSIP:

Issue Date:                                      Principal Amount:

         GREY WOLF, INC., a Texas corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount as set forth on Schedule I hereto, on May 7, 2023, subject to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Security is convertible as specified on the other side of this Security.

         Interest Payment Dates: November 7 and May 7, commencing November 7,
2003

         Record Dates: April 22 and October 22, commencing October 22, 2003

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                               GREY WOLF, INC.

                                     By: _______________________________________
                                         Name:
                                         Title:

                                   A-1, Page 3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         JPMORGAN CHASE BANK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By: _______________________________
         Authorized Signatory

Dated:

                         [FORM OF REVERSE SIDE OF NOTE]

                                 GREY WOLF, INC.

         3.75% Contingent Convertible Senior Notes Due 2023

         1.       Interest.

         This Security shall accrue interest at an initial rate of 3.75% per annum. The Company promises to pay interest on the Securities in cash semiannually on each May 7 and November 7, commencing November 7, 2003, to Holders of record on the immediately preceding April 22 and October 22, respectively. Interest on the Securities will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from May 7, 2003, until the Principal Amount is paid or duly made available for payment. The Company will pay interest on any overdue Principal Amount at the interest rate borne by the Securities at the time such interest on the overdue Principal Amount accrues, compounded semiannually, and it shall pay interest on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace period), at the same interest rate compounded semiannually. Interest (including contingent interest, if any) on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Company shall pay contingent interest to the Holders during any six-month period (a "CONTINGENT INTEREST PERIOD") from May 7 to November 6 and from November 7 to May 6, commencing May 7, 2008, if the average Security Trading Price for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the applicable Contingent Interest Period equals $1,200 or more. The Security Trading Price, in any such instance, shall be determined no later than the second Trading Day immediately preceding the first day of the applicable Contingent Interest Period by the Conversion Agent acting as calculation agent in the manner set forth in Section 10.01 of the Indenture within the definition of "Security Trading Price." The amount of contingent interest payable per $1,000 principal amount of Notes in respect of any Contingent Interest Period shall equal 0.50% per annum. The Company will pay contingent interest, if any, in the same manner as it will pay interest as described above.

         2.       Method of Payment.

         The Company will pay interest (including contingent interest, if any) and Liquidated Damages, if any, on this Security (except defaulted interest) to the Person who is the registered Holder of this Security at the close of business on April 22 or October 22, as the case may be, next preceding the related interest payment date. Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Redemption Price, Purchase Price, Change in Control Purchase Price and the Principal Amount at Stated Maturity, as the case may be, to the Holder who surrenders a Security to a Paying Agent to collect such payments in respect of the Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest (including contingent interest, if any), Liquidated Damages, if any, the Redemption Price, Purchase Price, Change in Control Purchase Price and the Principal Amount at Stated Maturity, as the case may be, by check or wire payable in such money;

                                  A-1, Page 5
provided, however, that a Holder holding Securities with an aggregate Principal Amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

         3.       Paying Agent, Conversion Agent and Registrar.

         Initially, JPMorgan Chase Bank (the "TRUSTEE") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, The City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

         4.       Indenture.

         The Company issued the Securities under an Indenture dated as of May 7, 2003 (the "INDENTURE"), between the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to up to $187,500,000 aggregate Principal Amount (which shall include the Initial Purchaser's option to purchase $37,500,000 of additional Securities) (subject to Section 2.7 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

         5.       Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. The Securities are not redeemable prior to May 14, 2008. Beginning on May 14, 2008, the Securities are redeemable as a whole, or from time to time in part, for cash in any integral multiple of $1,000, at any time at the option of the Company at the following Redemption Prices (expressed in percentages of the Principal Amount) if redeemed during the redemption periods set forth below, in each case together with accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, up to but not including the Redemption Date; provided that, if the Redemption Date is on or after an interest record date but on or prior to the related interest payment date, interest and Liquidated Damages, if any, will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date:

                                   A-1, Page 6

                                                     Redemption
Period                                                  Price
------                                               ----------
May 14, 2008 through May 6, 2009                      101.88 %
May 7, 2009 through May 6, 2010                       101.50 %
May 7, 2010 through May 6, 2011                       101.13 %
May 7, 2011 through May 6, 2012                       100.75 %
May 7, 2012 through May 6, 2013                       100.38 %
May 7, 2013 and thereafter                            100.00 %

         6.       Purchase By the Company at the Option of the Holder.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder, in any integral multiple of $1,000, on May 7, 2013 and May 7, 2018 (each, a "PURCHASE DATE") at a purchase price per Security equal to 100% of the aggregate Principal Amount of the Security (the "PURCHASE PRICE"), together with accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, up to but not including the Purchase Date (provided that, if the Purchase Date is on or after an interest record date but on or prior to the related interest payment date, accrued and unpaid interest, if any (including contingent interest, if any), and Liquidated Damages, if any, will be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Securities held by such Holder after the occurrence of a Change in Control of the Company for a Change in Control Purchase Price equal to 100% of the Principal Amount thereof plus accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, thereon, up to but not including the Change in Control Purchase Date which Change in Control Purchase Price shall be paid in cash.

         Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued and unpaid interest (including contingent interest, if any) and Liquidated Damages, if any, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on or before the Business Day following the Purchase Date or the Change in Control Purchase Date, interest (including contingent interest, if any) and Liquidated Damages, if any, will cease to accrue on such Securities (or portions thereof) on and after such Purchase Date or Change in Control Purchase Date, and the Holder thereof shall have no other rights as

                                   A-1, Page 7
such other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Security.

         7.       Notice of Redemption.

         Notice of redemption pursuant to paragraph 5 of this Security will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest (including contingent interest, if any) and Liquidated Damages, if any, cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

         8.       Conversion.

         Subject to the provisions of Article 10 of the Indenture, a Holder of a Note may convert such Note into shares of Common Stock of the Company if any of the conditions specified in paragraphs (a) through (g) of Section 10.01 of the Indenture is satisfied; provided, however, that if such Note is called for redemption, the conversion right will terminate at the close of business on the second Business Day before the redemption date of such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Note is redeemed). The initial conversion price is $6.45 per share, subject to adjustment under certain circumstances as described in the Indenture (the "CONVERSION PRICE"). The number of shares issuable upon conversion of a Note is determined by dividing the principal amount converted by the Conversion Price in effect on the Conversion Date. In the event of a conversion of a Note in a Principal Value Conversion the Company has the option to deliver cash and/or Common Stock to the Holder of the Note surrendered for such conversion as provided in Section 10.2 of the Indenture. Upon conversion, no adjustment for interest, if any (including contingent interest, if any), Liquidated Damages, if any, or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price (as defined in the Indenture) of the Common Stock on the last Trading Day prior to the date of conversion.

         To convert a Note, a Holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. If a Holder surrenders a Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Note must be accompanied by payment of an amount equal to the interest (including contingent interest, if any) and Liquidated Damages, if any, payable on such interest payment date on the principal amount of the Note or portion thereof then converted; provided, however, that no such payment shall be required if such Note has been called for redemption on a redemption date within the period between and including such record date and such interest

                                   A-1, Page 8
payment date, or if such Note is surrendered for conversion on the interest payment date. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

         A Note in respect of which a Holder has delivered a Purchase Notice or a Change of Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Note as provided in Section 3.08 or
Section 3.09, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

         9.       Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

         10.      Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

         11.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company, for payment as general creditors unless an applicable abandoned property law designates another person.

         12.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities (i) to comply with Article 5 or Section 10.01 or Section 10.12 of the Indenture, (ii) to cure any ambiguity, omission, defect or inconsistency, (iii) to make any other change that does not adversely affect the rights of any Securityholder,
(iv) to add

                                   A-1, Page 9
covenants, including applicable defeasance provisions relating thereto, and Events of Default or to surrender any rights the Company has under the Indenture that do not adversely affect the Holders of the Securities, (v) to provide security for the Securities, (vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor or another Trustee, (vii) to comply with the TIA or with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, (viii) to add or release any Guarantor pursuant to the terms of the Indenture, and (ix) to release any Guarantor pursuant to the terms of the Indenture other than as contemplated under Article 11, provided it does not adversely affect the interests of the Holders of the Securities in any material respect; provided that any amendment made within 15 days after the date of the Indenture solely to conform the provisions of the Indenture to the description of the Securities contained in the Offering Memorandum will not be deemed to adversely affect the interests of Holders of the Securities.

         13.      Defaults and Remedies.

         Under the Indenture, Events of Default include, in summary form, (i) default for 30 days in payment of any interest (including contingent interest, if any) or Liquidated Damages, if any, on any Securities; (ii) default in payment of the Principal Amount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default by the Company or its Subsidiaries in the payment at the final maturity thereof, after the expiration of any applicable grace period, of principal of indebtedness for money borrowed in the principal amount then outstanding in excess of $10,000,000, or acceleration of any indebtedness in such principal amount so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such acceleration is not rescinded within 30 business days after notice to the Company in accordance with the Indenture; (v) a Guarantee by a Guarantor that is a "significant subsidiary" as defined in Item 1-02(w) of Regulation S-X ceases to be or is asserted by the Company or any Guarantor not to be in full force and effect (other than in accordance with the terms of the Indenture and such Guarantee); and (vi) certain events of bankruptcy or insolvency.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause
(i) or (ii) above) if it determines that withholding notice is in their interests.

         14.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

                                  A-1, Page 10

         15.      No Recourse Against Others.

         A director, officer, employee or shareholder, as such, of the Company or a Guarantor shall not have any liability for any obligations of the Company or a Guarantor under the Securities, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         16.      Authentication.

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

         17.      Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         18.      Governing Law.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

         Grey Wolf, Inc.
         10370 Richmond Avenue, Suite 600
         Houston, Texas  77042
         Attn.: Chief Financial Officer

                                  A-1, Page 11

ASSIGNMENT FORM                                                  CONVERSION NOTICE
To assign this Security, fill in the form below:                 To convert this Security into Common Stock of the
                                                                 Company, check the box [       ]

I or we assign and transfer this Security to                     To convert only part of this Security, state the
                                                                 Principal Amount to be converted (which must be
(Insert assignee's soc. sec. or tax ID no.)                      $1,000 or an integral multiple of $1,000):

(Print or type assignee's name, address and zip code)            If you want the stock certificate made out in
                                                                 another person's name fill in the form below:
and irrevocably appoint____________________________
agent to transfer this Security on the books of the
Company. The agent may substitute another to act for
him.
                                                                 __________________________________________________
                                                                 __________________________________________________
                                                                 (Insert the other person's soc. sec. tax ID no.)

                                                                 __________________________________________________
                                                                 __________________________________________________
                                                                 __________________________________________________
                                                                 __________________________________________________
                                                                 (Print or type other person's name, address and zip
                                                                 code)

Date:______________               Your Signature: ______________________________
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Security)

Signature Guaranteed

_____________________________________

Participant in a Recognized Signature
Guarantee Medallion Program

By: _________________________________
    Authorized Signatory

                                  A-1, Page 12